Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of YCQH AGRICULTURAL TECHNILOGY CO. LTD (the “Company”) on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), The undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the annual report on Form 10-K of YCQH Agricultural Technology Co. Ltd for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of YCQH Agricultural Technology Co. Ltd.

Dated: April 16, 2024

By:	/s/ Wang Min
Name:	Wang Min
Title:	Chief Executive Officer, President, Secretary, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to YCQH Agricultural Technology Co. Ltd and will be retained by YCQH Agricultural Technology Co. Ltd and furnished to the Securities and Exchange Commission or its staff upon request.